EXHIBIT (1) (e)
              Resolution of Board of Directors of Life of Virginia









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                          UNANIMOUS WRITTEN CONSENT OF
                           THE EXECUTIVE COMMITTEE OF
                     THE LIFE INSURANCE COMPANY OF VIRGINIA


The undersigned, being all of the members of the Executive Committee of the Board of Directors of The Life Insurance Company of Virginia, a Virginia corporation, in lieu of a meeting held for the purpose and pursuant to the provisions of Section 13.1-685 of the Code of Virginia do hereby approve the following resolutions:

WHEREAS, The Executive Committee of the Board of Directors of The Life Insurance Company of Virginia ("Company"), pursuant to the provisions of Section 38.2-3113 of the Code of Virginia, adopted resolutions establishing Life of Virginia Account II ("Separate Account II") on August 19, 1987; and

WHEREAS, The Company wishes to establish one additional investment subdivision of Separate Account III which will invest in shares of the Utility Fund portfolio of the Insurance Management Series;

NOW, THEREFORE BE IT RESOLVED, That the Executive Committee of the Board of Directors of the Company does hereby establish and create the following additional investment subdivisions of Separate Account III which will invest in shares of the mutual fund portfolios set forth below:


INVESTMENT SUBDIVISION                      TO BE INVESTED IN

     IMS Utility                    Insurance Management Series - Utility Fund


FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made, and the Executive Committee hereby ratifies the action of any such officer in executing any such agreement prior to the date of these resolutions; and

FURTHER RESOLVED, That the President, or any Senior Vice President, and each of them, with full power to act without the others, are hereby severally authorized to execute and deliver such other documents and do such acts and things as each of them may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof.


/s/WILLIAM D. BALDWIN      11/7/94    /s/ROBERT A. BOWEN             11/11/94
___________________________________   ________________________________________
William D. Baldwin                    Robert A. Bowen

/s/DANIEL T. COX           11/11/94   /s/SELWYN L. FLOURNOY,JR.      11/7/94
___________________________________   ________________________________________
Daniel T. Cox                         Selwyn L. Flournoy, Jr.

/s/H. GAYLORD HODGES, JR.  11/7/94    /s/LINDA L. LANAM              11/3/94
___________________________________   ________________________________________
H. Gaylord Hodges, Jr.                Linda L. Lanam

/s/J. GARNETT NELSON       11/7/94    /s/JOHN J. PALMER              11/16/94
___________________________________   ________________________________________
J. Garnett Nelson                     John J. Palmer

/s/PAUL E. RUTLEDGE III    11/7/94
___________________________________
Paul E. Rutledge III


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